CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated October 28, 2010 relating to The AllianceBernstein Pooling Portfolios (comprising, respectively the AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio (effective December 31, 2010 to be known as AllianceBernstein Multi-Asset Real Return Portfolio), AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Bond Inflation Protection Portfolio (formerly AllianceBernstein Inflation Protected Securities Portfolio), AllianceBernstein High-Yield Portfolio and AllianceBernstein Volatility Management Portfolio) for the fiscal year ended August 31, 2010 which is incorporated by reference in this Post-Effective Amendment No. 13 to the Registration Statement (Form N-1A No. 333-120487) of The AllianceBernstein Pooling Portfolios.


                                                     /s/ERNST & YOUNG LLP

New York, New York
December 28, 2010